Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information, which we refer to below as the pro forma financial statements, has been prepared to give effect to the merger of VFG and FNB. The pro forma financial statements were prepared using the historical consolidated financial statements of VFG and FNB.

The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of VFG and FNB, giving effect to the merger as if it had been consummated on September 30, 2007 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2007 and for the year ended December 31, 2006, giving effect to the merger as if it had occurred on January 1, 2006. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the merger, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results.

The pro forma financial statements should be read in conjunction with VFG’s and FNB’s audited and unaudited historical consolidated financial statements, accompanying footnotes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in VFG’s and FNB’s Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2007 and Annual Reports on Form 10-K for the fiscal year ended December 31, 2006, which have been incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning page 103. The pro forma financial statements are not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed as of the dates indicated. It may be necessary to further reclassify FNB financial statements to conform to those classifications that are determined by the combined company to be most appropriate. While some reclassifications of prior periods have been included in the pro forma financial statements, further reclassifications may be necessary.

The pro forma financial statements were prepared using the purchase method of accounting, with VFG treated as the acquiring entity. Accordingly, consideration paid by VFG to complete the merger with FNB will be allocated to FNB’s assets and liabilities based upon their estimated fair values as of the date of completion of the merger. The allocation is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. As such, the fair values of FNB’s assets and liabilities will be based on the actual net tangible and intangible assets of FNB that exist as of the date of completion of the merger. Accordingly, the pro forma purchase price adjustments are preliminary and have been made solely for purposes of developing the pro forma financial statements for illustrative purposes necessary to comply with the requirements of the Securities and Exchange Commission. Certain valuations have not been performed or estimated on tangible and intangible assets and liabilities such as property and equipment and therefore an estimate of fair value is not included as a pro forma adjustment. Upon completion of the merger, final valuations will be performed and increases or decreases in the fair value of relevant balance sheet amounts will likely result in adjustments to the balance sheet and/or statement of operations. There can be no assurance that the final determination will not result in material changes.

VFG and FNB expect to incur significant costs associated with integrating the combined company’s businesses. The pro forma financial statements do not reflect the cost or benefit that may result from synergies that may be derived from any integration activities and does not purport to project the future financial condition and results of operations of the combined company.

VIRGINIA FINANCIAL GROUP, INC. AND FNB CORPORATION

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

As of September 30, 2007

(In thousands)

	VFG Historical	FNB Historical	Pro Forma Adjustment	Pro Forma Combined
ASSETS
Cash and due from banks	$41,781	$29,333	$—	$71,114
Federal funds sold	512	42,800	—	43,312
Interest-bearing deposits in banks	352	—	—	352
Investment securities	242,542	208,876	—	451,418
Mortgage loans held for sale	6,648	8,577	—	15,225
Loans receivable, net of allowance for loan losses	1,196,696	1,108,092	(11,758)	2,293,030
Premises and equipment, net	37,186	27,993	(1,358)	63,821
Foreclosed assets	—	973	—	973
Accrued interest receivable	8,198	7,367	—	15,565
Deferred income tax asset	5,032	2,634	(5,975)	1,691
Core deposit intangibles, net (Note 3)	3,386	2,321	29,304	35,011
Goodwill (Note 3)	13,896	44,473	54,336	112,705
Bank owned life insurance	10,597	12,474	—	23,071
Other assets	19,890	19,801	—	39,691

Total assets	$1,586,716	$1,515,714	$64,549	$3,166,979

LIABILITIES
Deposits:
Noninterest-bearing	$214,412	$150,038	$—	$364,450
Interest-bearing	959,001	1,110,167	(2,646)	2,066,522

Total deposits	1,173,413	1,260,205	(2,646)	2,430,972
Federal funds purchased and securities sold under agreements to repurchase	35,500	—	—	35,500
Federal Home Loan Bank advances	107,000	52,399	706	160,105
Subordinated debt	20,619	12,372	—	32,991
Commercial paper	76,082	—	—	76,082
Other borrowings	4,213	1,237	—	5,450
Accrued interest payable	3,537	3,611	—	7,146
Other liabilities	7,200	5,073	5,768	18,043

Total liabilities	1,427,564	1,334,897	3,828	2,766,289

SHAREHOLDERS’ EQUITY
Preferred stock (Note 2)	$—	$—	—	$—
Common stock (Note 2)	10,795	36,868	(25,181)	22,482
Additional paid-in capital	34,327	84,753	145,098	264,178
Retained earnings	114,616	60,696	(60,696)	114,616
Accumulated other comprehensive loss, net	(586)	(1,500)	1,500	(586)

Total shareholders’ equity	159,152	180,817	60,721	400,690

Total liabilities and shareholders’ equity	$1,586,716	$1,515,714	$64,549	$3,166,979

The accompanying notes are an integral part of the unaudited pro forma condensed combined consolidated financial information.

Certain reclassifications have been made to FNB’s balance sheet to conform with VFG’s presentation.

VIRGINIA FINANCIAL GROUP, INC. AND FNB CORPORATION

Unaudited Pro Forma Condensed Combined Consolidated Statement of Income

For The Year Ended December 31, 2006

(In thousands, except per share data)

	VFG Historical	FNB Historical	Pro Forma Adjustment		Pro Forma Combined
Interest Income
Loans, including fees	$84,003	$84,157		$13,997	$182,157
Federal funds sold and deposits in other banks	1,004	1,122			2,126
Investment securities:
Taxable	6,724	9,193		1,138	17,055
Tax exempt	3,410	325		(125)	3,610
Dividends	486			4	490

Total interest income	95,627	94,797		15,014	205,438

Interest Expense
Deposits	28,496	35,387		9,712	73,595
Federal funds purchased and securities sold under agreements to repurchase	219	117			336
Federal Home Loan Bank advances	2,834	2,449		(1,216)	4,067
Subordinated debt	1,636	2,336			3,972
Commercial paper	2,275				2,275
Other borrowings	22				22

Total interest expense	35,482	40,289		8,496	84,267

Net interest income	60,145	54,508		6,518	121,171
Provision for loan losses	750	1,737			2,487

Net interest income after provision for loan losses	59,395	52,771		6,518	118,684

Noninterest Income
Retail banking fees	6,982	7,909			14,891
Trust and investment product sales fees	3,864	1,411			5,275
Mortgage banking-related fees	2,869	3,326			6,195
Gains on sale of premises and equipment	274	9			283
(Losses) gains on sale of securities available for sale	(196)	27			(169)
Gains (losses) on sale of foreclosed assets (Note 6)	40	(108)			(68)
Income from bank owned life insurance	231	771			1,002
Other operating income	1,421	1,741			3,162

Total noninterest income	15,485	15,086			30,571

Noninterest Expense
Compensation and employee benefits	26,607	21,808			48,415
Net occupancy	3,147	2,333			5,480
Supplies and equipment	4,141	4,414			8,555
Amortization-intangible assets	578	1,063		2,967	4,608
Marketing (Note 6)	1,214	535			1,749
State franchise taxes (Note 6)	973	1,074			2,047
Data processing (Note 6)	1,389	1,100			2,489
Professional fees (Note 6)	823	845			1,668
Telecommunications	1,006	701			1,707
Other operating expenses	7,040	6,944			13,984

Total noninterest expense	46,918	40,817		2,967	90,702

Income before income taxes	27,962	27,040		3,551	58,553
Income tax expense	8,465	9,128		1,243	18,836

Net income	$19,497	$17,912		$2,308	$39,717

Earnings per share, basis	$1.81	$2.44	$		$1.77

Earnings per share, diluted	$1.80	$2.41	$		$1.76

Weighted average shares outstanding—Basic	10,770,969	7,335,000		4,290,975	22,396,944
Weighted average shares outstanding—Diluted	10,843,356	7,419,000		4,340,115	22,602,471

The accompanying notes are an integral part of the unaudited pro forma condensed combined consolidated financial information.

Certain reclassifications have been made to FNB’s balance sheet to conform with VFG’s presentation.

VIRGINIA FINANCIAL GROUP, INC. AND FNB CORPORATION

Unaudited Pro Forma Condensed Combined Consolidated Statement of Income

For The Nine Months Ended September 30, 2007

(In thousands, except per share data)

	VFG Historical	FNB Historical	Pro Forma Adjustment		Pro Forma Combined
Interest Income
Loans, including fees	$66,154	$64,327		$5,284	$135,765
Federal funds sold and deposits in other banks	84	2,314			2,398
Investment securities:
Taxable	5,287	7,722		549	13,558
Tax exempt	2,792	313		(23)	3,082
Dividends	410			3	413

Total interest income	74,727	74,676		5,813	155,216

Interest Expense
Deposits	24,008	31,346		1,276	56,630
Federal funds purchased and securities sold under agreements to repurchase	415	25			440
Federal Home Loan Bank advances	2,951	2,007		(457)	4,501
Subordinated debt	1,264	793			2,057
Commercial paper	2,388				2,388
Other borrowings	28				28

Total interest expense	31,054	34,171		819	66,044

Net interest income	43,673	40,505		4,994	89,172
Provision for loan losses	365	2,301			2,666

Net interest income after provision for loan losses	43,308	38,204		4,994	86,506

Noninterest Income
Retail banking fees	5,671	5,593			11,264
Trust and brokerage fees	3,276	1,091			4,367
Mortgage banking-related fees	1,846	2,013			3,859
(Losses) gains on sale of premises and equipment	(23)	114			91
Losses on sale of securities available for sale	36	—			36
Income from bank owned life insurance	366	581			947
Other operating income	1,248	1,157			2,405

Total noninterest income	12,420	10,549			22,969

Noninterest Expense
Compensation and employee benefits	20,492	16,949			37,441
Net occupancy	2,666	4,610			4,563
Supplies and equipment	3,303	754			6,770
Amortization-intangible assets	485	675		2,347	3,507
Marketing	1,122	509			1,631
State franchise taxes	840	875			1,715
Data processing	1,349	887			2,186
Professional fees	722	617			1,164
Telecommunications	747	560			1,307
Other operating expenses	5,803	4,666			10,694

Total noninterest expense	37,529	31,102		2,347	70,978

Income before income taxes	18,199	17,651		2,647	38,497
Income tax expense	5,317	5,853		926	12,096

Net income	$12,882	$11,798		$1,721	$26,401

Earnings per share, basis	$1.19	$1.60	$		$1.18

Earnings per share, diluted	$1.19	$1.59	$		$1.17

Weighted average shares outstanding—Basic	10,792,268	7,361,328		4,306,377	22,459,973
Weighted average shares outstanding—Diluted	10,817,731	7,441,423		4,353,232	22,612,386

The accompanying notes are an integral part of the unaudited pro forma condensed combined consolidated financial information.

Certain reclassifications have been made to FNB’s balance sheet to conform with VFG’s presentation.

VIRGINIA FINANCIAL GROUP, INC. AND FNB CORPORATION

Notes to Unaudited Pro Forma Combined Consolidated Financial Statements

For the Year Ended December 31, 2006

and As of and For the Nine Months ended September 30, 2007

Note 1. Basis of Presentation

The merger, while considered a merger of equals, will be accounted for as an acquisition by VFG of FNB using the purchase method of accounting and, accordingly, the assets and liabilities of FNB will be recorded at their respective fair values on the date the merger is completed. The merger will be effected by the issuance of shares of VFG stock ($1.00 par value) to FNB shareholders. Each share of FNB common stock will be exchanged for 1.5850 shares of VFG common stock. The shares of VFG common stock issued to effect the merger are assumed to be recorded at $20.46 per share. This is the closing sale price of VFG common stock on July 26, 2007, the day of the announcement of the merger.

The pro forma financial statements include estimated adjustments to record assets and liabilities of FNB at their respective fair values. The pro forma adjustments included herein are subject to change as additional information becomes available and as additional analyses are performed.

The final allocation of the purchase price will be determined after the merger is completed and additional analyses are performed to determine the fair values of FNB’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. Changes in the fair value of the net assets of FNB as of the date of the merger will likely change the amount of purchase price allocable to excess purchase price. The further refinement of transaction costs, changes in FNB’s shareholders’ equity, including net income, between October 1, 2007 and the date of the merger will likely change the amount of excess purchase price recorded. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

The pro forma financial statements for the merger are included only as of and for the nine months ended September 30, 2007, and for the year ended December 31, 2006. The unaudited pro forma information is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the merger been completed at the beginning of the applicable periods presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company.

Note 2. Adjustments to Equity

The pro forma financial information reflects the issuance of 11,687,246 shares of VFG common stock with an aggregate par value of approximately $11.687 million. The table below provides the calculation of the number of shares issued:

As of September 30, 2007
FNB stock outstanding	7,373,657
Exchange ratio	1.5850

VFG stock issued	11,687,246

The pro forma financial statements include adjustments to shareholders’ equity for the elimination of FNB’s accumulated other comprehensive loss of $1.5 million and the elimination of FNB’s undivided profits of $60.7 million. All of these amounts have been reclassified into surplus. In addition to these equity adjustments, $2.4 million for the estimated fair value of all unexercised FNB stock options assumed upon the merger and $5.8 million for estimated transaction costs were included in the purchase price. The final estimate of fair value of the FNB stock options will be based on the Black-Scholes option model.

VIRGINIA FINANCIAL GROUP, INC. AND FNB CORPORATION

Notes to Unaudited Pro Forma Combined Consolidated Financial Statements—(Continued)

The following table provides a summary of pro forma adjustments to shareholders’ equity:

	As of September 30, 2007
	(In thousands, except share and par value amounts)
Purchase price:
Shares of VFG common stock issued	11,687,246
VFG par value	$1.00	$11,687

Less FNB common stock		(36,868)

Common stock adjustment		(25,181)

Paid-in capital adjustment
Purchase price—FNB common shares (Note 3)		$239,121
Purchase price—estimated fair value of
FNB stock options		2,417
FNB retained earnings		60,696
FNB accumulated other comprehensive loss		(1,500)
FNB shareholders’ equity		(180,817)
Common stock adjustment		25,181

Paid-in capital adjustment		145,098

Retained earnings adjustment—FNB		(60,696)
Elimination of FNB accumulated other comprehensive loss		1,500

Total shareholders’ equity adjustment		$60,721

Note 3. Purchase Accounting Adjustments

The purchase accounting adjustments included in the pro forma balance sheet include adjustments to loans, interest-bearing deposits, and long-term borrowings of $(10.6) million, $(2.5) million, and $922 thousand, respectively. These adjustments are based on preliminary valuations performed as of September 30, 2007. The adjustments recorded for these assets and liabilities on the merger date could vary significantly from the pro forma adjustments included herein depending on changes in interest rates and the components of the assets and liabilities. In addition, FNB had previous unamortized purchase adjustments for loans, premises and equipment, interest-bearing deposits and advances from the Federal Home Loan Bank of Atlanta of $1.1 million, $1.4 million, $(101) thousand and $(216) thousand, respectively. These have been written off as part of the pro forma adjustments to reflect the revaluation of assets. An analysis to determine the purchase accounting adjustment to FNB’s property and equipment has not yet been completed. Upon completion of this analysis, adjustments may be recorded, which will likely affect the purchase price allocation.

Additional purchase accounting adjustments include a core deposit intangible asset adjustment of $31.9 million, which was calculated by applying a premium of 5% to FNB’s core deposits. Core deposits are defined as all non-interest bearing deposits and interest-bearing transaction accounts excluding non-core time deposits. The amortization of the core deposit intangible in the pro forma statements of operations is assumed to be over the estimated life using a straight line method. An analysis to determine if other identifiable intangible assets exist has not yet been completed. Upon completion of this analysis, additional intangible assets may be recorded, which will likely affect the purchase price allocation.

The pro forma balance sheet includes an estimated $5.8 million adjustment to reflect the amounts allocated to liabilities expected to be assumed in the merger. These estimated liabilities include costs to cancel contracts

VIRGINIA FINANCIAL GROUP, INC. AND FNB CORPORATION

Notes to Unaudited Pro Forma Combined Consolidated Financial Statements—(Continued)

that will provide no future benefit to the combined company, and investment banker and legal fees incurred in connection with the transaction. This adjustment is included in other liabilities and relates to costs associated with both FNB and VFG.

The pro forma financial statements also include an adjustment to establish a net deferred tax liability of $6.0 million, which is based on 35% of all purchase accounting adjustments to assets and liabilities with the exception of excess purchase price. This deferred income tax adjustment is included in other liabilities.

The following table provides the calculation and allocation of the purchase price used in the pro forma financial statements:

Purchase price:
FNB common shares outstanding	7,373,657
Exchange ratio	1.5850	11,687,246

VFG closing share price on July 26, 2007 (the closing price on the day of the announcement of the merger as the merger was announced after the market closed)		$20.46

Purchase price of FNB common shares (in thousands)		239,121
Estimated fair value of FNB’s stock options		2,417

Purchase price		241,538
Net assets acquired (in thousands):
FNB shareholders’ equity	$180,817
FNB’s excess purchase price over carrying value of net assets acquired	(49,185)	(131,632)

Excess of purchase price over carrying value of net assets acquired		109,906
Estimated adjustments to reflect fair value of assets acquired and liabilities assumed
Loans, net of unearned income		$10,635
Estimated core deposit intangible
FNB’s core deposits	$637,019
Premium rate	5%	(31,851)

Estimated liabilities assumed
Personnel related	$1,036
Data processing	1,406
Professional fees	3,226
Other	100	5,768

Interest-bearing deposits		(2,545)
Long-term borrowings		922
Deferred income taxes (included in other liabilities)
Loans	$(10,635)
Estimated core deposit intangible	31,851
Liabilities assumed	(5,768)
Interest-bearing deposits	2,545
Long-term borrowings	(922)

Net increase in temporary differences	$17,071
Income tax rate	35%	5,974

Goodwill		$98,809

VIRGINIA FINANCIAL GROUP, INC. AND FNB CORPORATION

Notes to Unaudited Pro Forma Combined Consolidated Financial Statements—(Continued)

Note 4. Pro Forma Statement of Income

The pro forma condensed combined statements of income for the nine months ended September 30, 2007 and for the year ended December 31, 2006 include adjustments for the amortization of the estimated core deposit intangible, the estimated amortization or accretion of purchase accounting adjustments made to loans, investment securities, interest-bearing deposits, long-term borrowings and the related tax effect of all the adjustments. The amortization or accretion of the purchase accounting adjustments made to loans, investment securities, interest-bearing deposits and long-term borrowings was based on estimated weighted average maturities. An analysis to determine the purchase accounting adjustment to FNB’s property and equipment has not yet been completed. When this analysis is complete, adjustments to estimated depreciation expense will be included herein.

The estimated restructuring and merger related expenses discussed in Note 5 are not included in the pro forma statements of income since they will be recorded in the combined results of operations as they are incurred after completion of the merger and are not indicative of what the historical results of the combined company would have been had the companies been actually combined during the periods presented.

Additionally, VFG expects to realize approximately $9.4 million in annual costs savings over the initial twelve month period following the merger. These cost savings are not reflected in the pro forma financial information.

The adjustments reflected in the pro forma condensed combined statements of income are presented in the accompanying table below:

	Nine Months Ended September 30, 2007	Year Ended December 31, 2006
	(In thousands)
Amortization of loan purchase accounting adjustment	$5,284	$13,997
Amortization of unrealized losses on available for sale securities accounting adjustment	529	1,017
Amortization of deposit purchase accounting adjustment	(1,276)	(9,712)
Amortization of long-term borrowings purchase accounting adjustment	457	1,216
Amortization of core deposit intangible established through purchase accounting	(2,347)	(2,967)

Increase in income before taxes	2,647	3,551
Income tax adjustment at 35%	(926)	(1,243)

Increase in net income	$1,721	$2,308

VIRGINIA FINANCIAL GROUP, INC. AND FNB CORPORATION

Notes to Unaudited Pro Forma Combined Consolidated Financial Statements—(Continued)

Note 5. Merger Costs

In connection with the merger, VFG and FNB have begun to further develop their preliminary plans to consolidate the operations of VFG and FNB. Over the next several months, the specific details of these plans will be refined. VFG and FNB are currently in the process of assessing the two companies’ personnel, benefits plans, premises, equipment, computer systems and service contracts to determine where we may take advantage of redundancies or where it will be beneficial or necessary to convert to one system. Certain decisions arising from these assessments may involve canceling contracts between either VFG or FNB and certain service providers. The costs associated with such decisions will be recorded as purchase accounting adjustments, which have the effect of increasing the amount of the purchase price allocable to goodwill. It is expected that all such costs will be identified and recorded within six months of completion of the merger and all such actions required to effect these decisions would be taken within one year after finalization of these plans. The pro forma condensed combined consolidated balance sheet includes a preliminary estimate of such costs of $5.8 million, which represents liabilities assumed. See Note 3 above for additional discussion.

Note 6. Reclassification Adjustments

Certain reclassification adjustments to FNB’s pro forma condensed financial statements were necessary to conform to the VFG presentation and are described as follows:

a.	Reclassify FNB’s accrued interest receivable, deferred income taxes and bank owned life insurance from other assets.

b.	Reclassify FNB’s accrued interest payable from other liabilities.

c.	Reclassify FNB’s expenses related to occupancy and supplies/equipment.

d.	Reclassify income from bank owned life insurance from other income.

e.	Reclassify FNB’s marketing, franchise tax, data processing and professional fees from other expense.